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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-34130, No. 333-37638 and No. 333-71336), the
Registration Statement on Form S-3 (No. 333-86870) and the Registration Statement on Form S-4 (No. 333-100212) of ON Semiconductor Corporation of our reports dated February 5, 2002 relating to the consolidated financial statements of Semiconductor Components Industries LLC (a wholly-owned subsidiary of ON Semiconductor Corporation), ON Semiconductor Trading LTD (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) and SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation), which appear in ON Semiconductor Corporation's Current Report on Form 8-K dated December 6, 2002.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Phoenix, Arizona
December 6, 2002






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